UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2010

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2010, the Board of Directors (the “Board”) of SRA International, Inc. (the “Company”), upon the recommendation of the Governance Committee of the Board, elected W. Robert Grafton to the Board, effective immediately, to serve until the Company’s next annual meeting and until his successor is elected and qualified, or his earlier death, resignation or removal. To facilitate Mr. Grafton’s election, the Board increased the number of directors constituting the Board from ten to eleven. There were no arrangements or understandings pursuant to which Mr. Grafton was appointed as a director, and there are no related party transactions between the Company and Mr. Grafton. At this time, Mr. Grafton has not been appointed to any committee of the Board.

In connection with his election to the Board, Mr. Grafton will receive an equity award grant consisting of stock options with a value equal to $75,000 and restricted stock with a value equal to $75,000 under the Company’s 2002 Stock Incentive Plan, in accordance with the Company’s director compensation practices. Mr. Grafton’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: April 2, 2010	/s/ MARK D. SCHULTZ
Mark D. Schultz
Senior Vice President & General Counsel